Exhibit 99.1

January 30, 2013

Tetra Tech Reports First Quarter Results

•                 Operating Income up 16% to $42 million

•                 Diluted earnings per share up 14% to $0.41

•                 Increasing FY13 guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fiscal 2013 first quarter ended December 30, 2012.

First Quarter Results

Revenue in the quarter was $658.5 million compared to $682.6 million in the first quarter last year.  Revenue, net of subcontractor costs1, was $497.2 million compared to $492.1 million in the first quarter last year.  Operating income was $41.8 million, up 15.8% compared to $36.1 million in the first quarter last year.  Diluted earnings per share (EPS) were $0.41, up 13.9% compared to $0.36 in the first quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA2), were $54.1 million, up 5.9% compared to $51.1 million in the first quarter last year.  Backlog was $1.9 billion, compared to $1.9 billion at the end of the first quarter last year.  Cash generated from operations was $17.8 million in the quarter.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “We continued to shift our portfolio towards the higher demand international and U.S. commercial markets, which led to improved margin this past quarter.  In addition, we closed our previously announced acquisition of Parkland, which significantly expands our work for oil & gas customers to approximately 10% of our business.  With our growth in the international and U.S. commercial markets, we are increasing both our EPS and net revenue guidance.”

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2013 to be in the range of $0.38 to $0.42.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $500 million to $550 million.  For fiscal 2013, Tetra Tech is increasing guidance for its diluted EPS and revenue, net of subcontractor costs.  Fiscal 2013 EPS is now expected to range from $1.85 to $1.96.  Revenue, net of subcontractor costs, for fiscal 2013 is expected to range from

1 Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

2 EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

$2.15 billion to $2.35 billion.

In thousands (except EPS data)	Three Months Ended
	December 30, 2012	January 1, 2012
Revenue	$658,545	$682,627
Subcontractor costs	(161,347)	(190,571)
Revenue, net of subcontractor costs	497,198	492,056
Operating income	41,809	36,093
Interest expense, net	(1,185)	(1,311)
Income tax expense	(14,228)	(12,079)
Net income including noncontrolling interests	26,396	22,703
Net income attributable to noncontrolling interests	(172)	(93)
Net income attributable to Tetra Tech	$26,224	$22,610

Earnings per share attributable to Tetra Tech:
Basic	$0.41	$0.36
Diluted	$0.41	$0.36

Weighted-average common shares outstanding:
Basic	63,864	62,433
Diluted	64,608	63,068

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s website at www.tetratech.com on January 31, 2013 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With more than 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

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Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

In thousands	Three Months Ended
	December 30, 2012	January 1, 2012
Net income attributable to Tetra Tech	$26,224	$22,610
Interest expense, net	1,185	1,311
Income tax expense	14,228	12,079
Depreciation	6,808	6,786
Amortization	5,633	8,264
EBITDA	$54,078	$51,050

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; the effect of the Budget Control Act of 2011; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for U.S. state and local government and U.S. commercial services; credit risks associated with certain U.S. commercial clients; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. federal, state and local government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; risks associated with international operations; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on

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contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of computer, information and communications technology and systems; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 30, 2012	September 30, 2012
Assets
Current Assets:
Cash and cash equivalents	$151,604	$104,848
Accounts receivable - net	674,894	700,480
Prepaid expenses and other current assets	48,521	48,168
Income taxes receivable	18,869	5,817
Total current assets	893,888	859,313

Property and equipment - net	71,591	74,309
Investments in and advances to unconsolidated joint ventures	2,959	3,279
Goodwill	644,149	635,958
Intangible assets - net	78,690	74,231
Other assets	23,698	23,940

Total Assets	$1,714,975	$1,671,030

Liabilities and Equity
Current Liabilities:
Accounts payable	$131,354	$154,003
Accrued compensation	104,391	128,086
Billings in excess of costs on uncompleted contracts	94,511	90,909
Deferred income taxes	18,965	20,809
Current portion of long-term debt	1,856	2,031
Estimated contingent earn-out liabilities	20,089	35,407
Other current liabilities	66,698	72,549
Total current liabilities	437,864	503,794

Deferred income taxes	33,883	24,268
Long-term debt	147,808	81,047
Other long-term liabilities	44,214	42,054

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of December 30, 2012 and September 30, 2012	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 64,374 and 63,837 shares as of December 30, 2012 and September 30, 2012, respectively	644	638
Additional paid-in capital	443,437	433,009
Accumulated other comprehensive income	25,539	31,017
Retained earnings	580,530	554,306
Tetra Tech stockholders’ equity	1,050,150	1,018,970
Noncontrolling interests	1,056	897
Total equity	1,051,206	1,019,867

Total Liabilities and equity	$1,714,975	$1,671,030

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 30,	January 1,
	2012	2012

Revenue	$658,545	$682,627
Subcontractor costs	(161,347)	(190,571)
Other costs of revenue	(408,995)	(407,336)
Selling, general and administrative expenses	(46,394)	(48,627)
Operating income	41,809	36,093

Interest expense - net	(1,185)	(1,311)
Income before income tax expense	40,624	34,782

Income tax expense	(14,228)	(12,079)

Net income including noncontrolling interests	26,396	22,703

Net income attributable to noncontrolling interests	(172)	(93)

Net income attributable to Tetra Tech	$26,224	$22,610

Earnings per share attributable to Tetra Tech:
Basic	$0.41	$0.36
Diluted	$0.41	$0.36

Weighted-average common shares outstanding:
Basic	63,864	62,433
Diluted	64,608	63,068

Tetra Tech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 30,	January 1,
	2012	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$26,396	$22,703

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	12,595	15,206
Equity in earnings of unconsolidated joint ventures	(649)	(969)
Distributions of earnings from unconsolidated joint ventures	947	1,079
Stock-based compensation	2,534	2,916
Excess tax benefits from stock-based compensation	(390)	(35)
Deferred income taxes	5,624	494
Provision for doubtful accounts	2,538	2,879
Exchange loss (gain)	189	(14)
Loss (gain) on disposal of property and equipment	90	(84)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	25,513	(10,669)
Prepaid expenses and other assets	78	11,172
Accounts payable	(23,564)	(19,241)
Accrued compensation	(24,215)	(9,004)
Billings in excess of costs on uncompleted contracts	3,544	8,796
Other liabilities	(114)	9,650
Income taxes receivable/payable	(13,360)	3,434
Net cash provided by operating activities	17,756	38,313

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,274)	(4,593)
Payments for business acquisitions, net of cash acquired	(14,505)	(2,574)
Proceeds from sale of property and equipment	292	377
Net cash used in investing activities	(18,487)	(6,790)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(22,551)	(11,012)
Proceeds from borrowings	89,234	546
Payments of earn-out liabilities	(22,372)	(9,368)
Net change in overdrafts	122	(738)
Excess tax benefits from stock-based compensation	390	35
Net proceeds from issuance of common stock	3,089	2,990
Net cash provided by (used in) financing activities	47,912	(17,547)

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	(425)	1,250

NET INCREASE IN CASH AND CASH EQUIVALENTS	46,756	15,226
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	104,848	90,494

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$151,604	$105,720

SUPPLEMENTAL INFORMATION:
Cash paid during the period for:
Interest	$532	$1,107
Income taxes, net of refunds received	$21,220	$8,772